  As filed with the Securities and Exchange Commission on September 7, 2004

                                      Registration No.  333-
                                                             ---------------

============================================================================
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                                CENVEO, INC.
                --------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

         Colorado                                           84-1250533
-------------------------------                       ----------------------
(State or Other Jurisdiction of                       (IRS Employer
Incorporation or Organization)                        Identification Number)

         8310 South Valley Highway, #400, Englewood, Colorado 80112
                --------------------------------------------
                  (Address of Principal Executive Offices)

              CENVEO, INC. 2001 LONG-TERM EQUITY INCENTIVE PLAN
                --------------------------------------------
                          (Full Title of the Plan)

            Mark L. Zoeller                             COPIES TO:
             Cenveo, Inc.                           Karen L. Witt, Esq.
    8310 South Valley Highway, #400           Rothgerber Johnson & Lyons LLP
       Englewood, Colorado 80112               1200 17th Street, Suite 3000
(Name and Address of Agent for Service)           Denver, Colorado 80202
            (303) 790-8023                            (303) 623-9000
(Telephone Number of Agent for Service)

                                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                              Proposed Maximum         Proposed Maximum
 Title of Securities      Amount to be         Offering Price         Aggregate Offering           Amount of
   to be Registered        Registered             Per Share                 Price              Registration Fee
-----------------------------------------------------------------------------------------------------------------
     Common Stock           3,025,000             $3.20(1)               $9,680,000(1)            $1,226.46(1)

-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on September 3, 2004.


                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.............II-1

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE......................II-1
ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.......................II-2
ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS....................II-2
ITEM 8.      EXHIBITS.....................................................II-3
ITEM 9.      UNDERTAKINGS.................................................II-3

SIGNATURES................................................................II-5

EXHIBIT INDEX.............................................................II-7



                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, all of which were previously filed by Cenveo, Inc., formerly known as Mail-Well, Inc. (the "Company") (File No. 1-12551), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act ("Exchange Act"), are hereby incorporated by reference:

         (1) the Form S-8 Registration Statement relating to the Company's 2001 Long-Term Equity Incentive Plan, as filed with the Commission on December 4, 2001 as file number 333-74490;

         (2) the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

         (3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

         (4) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

         (5) the Company's Current Reports on Form 8-K, dated January 21, 2004, February 9, 2004, February 9, 2004, February 17, 2004, May 3, 2004,
May 6, 2004, May 17, 2004, August 3, 2004, August 4, 2004 and August 24,
2004;

         (6) the Company's Proxy Statement on Schedule 14A relating to its 2004 annual meeting of shareholders, as filed with the Commission on March 16, 2004;

         (7) all other reports filed by the Company pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (2) above; and

         (8) the description of the common stock of the Company, par value $0.01 (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A, File No. 001-12551, filed by the Company under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

                                    II-1

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. Herbert H. Davis, III, Senior Vice President-Corporate Development and Chief Legal Officer of the Company is of counsel to Rothgerber Johnson & Lyons LLP. Mr. Davis maintains an ownership position in the Company Stock as described in the Company's 2004 Proxy Statement referred to in Item 3 above.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstances, as well as providing for elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

         A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding.

         A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

         A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

         Article V of the Articles of Incorporation of the Company reads as follows:

         "The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a

                                    II-2

director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

         Article VI of the Articles of Incorporation of the Company reads as follows:

         "There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

         In addition to the foregoing statutes and provisions of the Company's Articles of Incorporation, the Company has entered into indemnity agreements with each of its executive officers which provide that the Company will indemnify such officers in lawsuits brought against any executive in his or her capacity as an officer of the Company.

ITEM 8.           EXHIBITS

         The following exhibits are attached to this registration statement:

         Exhibit 4.1 Cenveo, Inc. 2001 Long-Term Equity Incentive Plan, as amended
         Exhibit 4.2   Form of Incentive Stock Option Agreement
         Exhibit 4.3   Form of Non-qualified Stock Option Agreement for
                       Directors
         Exhibit 4.4   Form of Restricted Stock Award Agreement
         Exhibit 4.5   Form of Non-qualified Stock Option Agreement for
                       Employees
         Exhibit 5     Opinion of Rothgerber Johnson & Lyons LLP
         Exhibit 23.1  Consent of Ernst & Young LLP
         Exhibit 23.2 Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit 5 hereto)
         Exhibit 24    Power of Attorney (included on signature page hereto)

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                                    II-3

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)   to include any prospectus required by
                  Section 10(a)(3) or the Securities Act of 1933;

                           (ii)  to reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such

                                    II-4

                  liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood and the State of Colorado, on this 7th day of September 2004.

                               CENVEO, INC.

                               By: /s/ Paul V. Reilly
                                   ------------------------------------------
                                   Paul V. Reilly, Chief Executive Officer
                                   (Principal Executive Officer)

                               By: /s/ Michel P. Salbaing
                                   ------------------------------------------
                                   Michel P. Salbaing, Senior Vice President
                                   Finance, Chief Financial Officer
                                   (Principal Financial Officer and Principal
                                   Accounting Officer)



                                    II-5

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Paul V. Reilly and Mark L. Zoeller and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                  TITLE             DATE

----------------------------------------------------------------------------

/s/ Thomas E. Costello              Director          August 30, 2004
---------------------------
Thomas E. Costello

/s/ Paul F. Kocourek                Director          September 2, 2004
---------------------------
Paul F. Kocourek

/s/ Martin J. Maloney               Director          August 30, 2004
---------------------------
Martin J. Maloney

/s/ David M. Olivier                Director          September 6, 2004
---------------------------
David M. Olivier

/s/ Jerome W. Pickholz              Director          August 30, 2004
---------------------------
Jerome W. Pickholz

/s/ Paul V. Reilly                  Director          September 1, 2004
---------------------------
Paul V. Reilly

/s/ Alister W. Reynolds             Director          August 31, 2004
---------------------------
Alister W. Reynolds

/s/ Susan O. Rheney                 Director          September 2, 2004
---------------------------
Susan O. Rheney

/s/ Wellington E. Webb              Director          August 30, 2004
---------------------------
Wellington E. Webb


                                    II-6

EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION
----------------------------------------------------------------------------

     4.1      Cenveo, Inc. 2001 Equity Incentive Plan, as amended

     4.2      Form of Incentive Stock Option Agreement

     4.3      Form of Non-qualified Stock Option Agreement for Directors

     4.4      Form of Restricted Stock Award Agreement

     4.5      Form of Non-qualified Stock Option Agreement for Employees

     5        Opinion of Rothgerber Johnson & Lyons LLP

     23.1     Consent of Ernst & Young LLP

     23.2     Consent of Rothgerber Johnson & Lyons LLP
              (included in Exhibit 5 hereto)

     24       Power of Attorney (included on signature page hereto)



                                    II-7